Exhibit 99.1

Surface Oncology Reports Financial Results and Corporate Highlights for Third Quarter 2021
Company to initiate randomized Phase 2 clinical study evaluating SRF388 in combination with Roche’s atezolizumab and bevacizumab, in patients with treatment-naïve HCC
CAMBRIDGE, Mass., November 4, 2021: Surface Oncology (Nasdaq: SURF), a clinical-stage immuno-oncology company developing next-generation immunotherapies that target the tumor microenvironment, today reported financial results for the third quarter 2021, and provided a corporate update on recent highlights and anticipated near-term milestones.
“Surface continues to make considerable progress across our pipeline of novel cancer immunotherapies, highlighted by the announcement of our planned randomized Phase 2 study evaluating SRF388, our potential first-in-class antibody therapy against IL-27, in combination with Roche’s atezolizumab and bevacizumab,” said Rob Ross, M.D., chief executive officer of Surface Oncology. “We believe more than ever in our approach targeting the adenosine pathway for the treatment of cancer and the potential of our next-generation antibody therapies in promoting immune activation in the tumor microenvironment. Looking ahead, we remain on track to provide clinical updates on our wholly-owned clinical programs, both as a single-agent and combination therapy, with data from SRF617 expected later this year, and SRF388 data expected in early 2022.”
Third Quarter and Subsequent Corporate Highlights:
•On November 2, 2021, Surface announced that two abstracts were accepted for presentation at the Society for Immunotherapy of Cancer (SITC) 36th Annual Meeting, taking place November 10-14, 2021, in Washington D.C. and virtually. The two abstracts will highlight new preclinical data from the Company’s two wholly-owned clinical-stage programs, SRF617 and SRF388.
•On October 4, 2021, Surface announced details about its plan to initiate a randomized Phase 2 clinical study evaluating SRF388 in combination with Roche’s atezolizumab and bevacizumab, in patients with treatment-naïve hepatocellular carcinoma (HCC). Initiation-enabling activities are underway and the Company expects to dose the first patient in early 2022.
•On July 8, 2021, Surface announced the appointment of Denice Torres to its board of directors as lead independent director. Ms. Torres has over 25 years of executive leadership experience in healthcare across the consumer, biopharmaceutical and medical device sectors.
Selected Anticipated Near-term Corporate Milestones:
•Investigational New Drug (IND) filing for GSK4381562, formerly SRF813, targeting the PVRIG checkpoint and partnered with GlaxoSmithKline, will be filed in Q4 2021.
•Data update for SRF617 anticipated at the European Society for Medical Oncology Immuno-Oncology Congress taking place December 8-11, 2021.
•Data update for SRF388 anticipated in early 2022.

Financial Results:
As of September 30, 2021, cash, cash equivalents and marketable securities were $149.7 million, compared to $175.1 million on December 31, 2020.
Research and development (R&D) expenses were $14.0 million for the third quarter ended September 30, 2021, compared to $9.5 million for the same period in 2020. This increase was primarily driven by progress on both our SRF617 and SRF388 Phase 1 clinical trials. R&D expenses included $0.8 million in stock-based compensation expense for the third quarter ended September 30, 2021.
General and administrative (G&A) expenses were $5.8 million for the third quarter ended September 30, 2021, compared to $4.9 million for the same period in 2020. This increase was primarily due to increases in personnel and facility related costs. G&A expenses included $1.2 million in stock-based compensation expense for the third quarter ended September 30, 2021.
For the third quarter ended September 30, 2021, net loss was $19.9 million, or basic and diluted net loss per share attributable to common stockholders of $0.44. Net loss was $15.8 million for the same period in 2020, or basic and diluted net loss per share attributable to common stockholders of $0.39.
Financial Outlook:
In October 2021, Surface expanded its existing debt facility with K2 HealthVentures, increasing the capacity to $50M. Based upon its current operating plan and an anticipated near-term milestone from GSK, Surface maintains a projected cash runway through 2023.
About Surface Oncology:
Surface Oncology is an immuno-oncology company developing next-generation antibody therapies focused on the tumor microenvironment. Its pipeline includes two wholly-owned clinical-stage programs targeting CD39 (SRF617) and IL-27 (SRF388), as well as a preclinical program focused on depleting regulatory T cells via targeting CCR8 (SRF114). In addition, Surface has two partnerships with major pharmaceutical companies: a collaboration with Novartis targeting CD73 (NZV930; Phase 1) and a collaboration with GlaxoSmithKline targeting PVRIG (GSK4381562, formerly SRF813; preclinical). Surface’s novel cancer immunotherapies are designed to achieve a clinically meaningful and sustained anti-tumor response and may be used alone or in combination with other therapies. For more information, please visit www.surfaceoncology.com.
Cautionary Note Regarding Forward-Looking Statements:
Certain statements set forth in this press release constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by terms such as “believes,” “expects,” “plans,” “potential,” “would” or similar expressions, and the negative of those terms. These forward-looking statements are based on Surface Oncology’s management’s current beliefs and assumptions about future events and on information currently available to management.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Surface Oncology’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to Surface Oncology’s ability to successfully develop SRF388, SRF617, SRF114 and its other product candidates through current and future milestones or regulatory filings on the anticipated timeline, if at all, the therapeutic potential of Surface Oncology’s product candidates, the risk that results from preclinical studies or early clinical trials may not be representative of larger clinical trials, the risk that Surface Oncology’s product candidates, including SRF388, SRF617 and SRF114, will not be successfully developed or commercialized, the risks related to Surface Oncology’s dependence on third-parties in connection with its manufacturing, clinical trials and preclinical studies, and the potential impact of COVID-19 on Surface Oncology’s clinical and preclinical development timelines and results of operations. Additional risks and uncertainties that could affect Surface Oncology’s future results are included in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ending December 31, 2020 available on the Securities and Exchange Commission’s website at www.sec.gov and Surface Oncology’s website at www.surfaceoncology.com.
Additional information on potential risks will be made available in other filings that Surface Oncology makes from time to time with the Securities and Exchange Commission. In addition, any forward-looking statements contained in this press release are based on assumptions that Surface Oncology believes to be reasonable as of this date. Except as required by law, Surface Oncology assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.
Contacts:
Investors
Laurence Watts
Gilmartin Group
laurence@gilmartinir.com
619-916-7620
or
Stephen Jasper
Gilmartin Group
stephen@gilmartinir.com
858-525-2047
Media
Chris Railey
Ten Bridge Communications
chris@tenbridgecommunications.com
617-834-0936

Selected Financial Information:

(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
Statement of Operations Items	2021	2020	2021	2020
Collaboration revenue - related party	$—	$—	$—	$38,592
License related revenue	392	—	2,532	—
Total revenue	$392	$—	$2,532	$38,592
Operating expenses:
Research and development	14,037	9,454	37,250	30,290
General and administrative	5,847	4,904	17,923	14,686
Total operating expenses	19,884	14,358	55,173	44,976
Loss from operations	(19,492)	(14,358)	(52,641)	(6,384)
Interest and other income (expense), net	(401)	(1,416)	(1,794)	(1,627)
Net loss	(19,893)	(15,774)	(54,435)	(8,011)
Net loss per share attributable to common stockholders— basic and diluted	$(0.44)	$(0.39)	$(1.25)	$(0.24)
Weighted average common shares outstanding— basic and diluted	45,236,775	40,004,555	43,510,078	33,822,682

Selected Balance Sheet Items:	September 30, 2021	December 31, 2020
Cash, cash equivalents and marketable securities	$149,698	$175,141
Total assets	188,612	217,138
Accounts payable and accrued expenses	10,363	12,122
Total stockholders’ equity	131,197	155,747